EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


 To the Board of Directors and Stockholders of GL Energy and Exploration, Inc.

 Gentlemen:

 We hereby consent to the incorporation by reference into Registration Statement 333-105640 of the audit report dated January 31, 2004 relating to the financial statements of the Company for the fiscal year ended December 31, 2003 appearing in this Report on Form 10KSB.

 /s/ Malone & Bailey, PLLC
 -------------------------
 Malone & Bailey, PLLC
 Houston, Texas

 Dated:  March 9, 2004